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                                                                     Exhibit 3.b

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                       SIX FLAGS ENTERTAINMENT CORPORATION
                            (a Delaware corporation)

                                      INTO

                          PREMIER PARKS OPERATIONS INC.
                            (a Delaware corporation)

It is hereby certified that:

            1. Six Flags Entertainment Corporation (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

            2. The Corporation, as the owner of all of the outstanding shares of common stock, par value $0.05 per share, of Premier Parks Operations Inc. ("PPO"), which is also a business corporation of the State of Delaware, hereby merges itself into PPO.

            3. On October 29, 1999, the Board of Directors of the Corporation adopted the following resolutions to merge the Corporation with and into PPO:

            RESOLVED, that the Corporation merge with and into Premier Parks Operations Inc. ("PPO") pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Merger"); that at the effective time of such Merger (the "Effective Time"), the separate existence of the Corporation shall cease and PPO shall be the surviving corporation to the Merger (the "Surviving Corporation"); and that at the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Corporation be vested in and held and enjoyed by the Surviving Corporation as fully and entirely and without change or diminution as the same were held and enjoyed by the Corporation in its name prior to the Effective Time; and be it further

            RESOLVED, that at the Effective Time, PPO shall assume all of the obligations of the Corporation; and be it further

            RESOLVED, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction to effect the Merger and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction to effect the Merger; and each of the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger in accordance with the General Corporation Law of the State of Delaware and to take such other actions as may be necessary or appropriate under the General

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      Corporation Law of the State of Delaware to effect such Merger; and be it further

            RESOLVED, that the Effective Time of the Merger shall occur upon the filing of the Certificate of Ownership and Merger; and be it further

            RESOLVED, that at the Effective Time, each share of common stock, par value $0.05 per share, of PPO (the "PPO Common Stock") issued and outstanding immediately prior to the Effective Time shall be canceled; and be it further

            RESOLVED, that at the Effective Time, each share of common stock, par value $0.01 per share, of the Corporation (the "Parent Common Stock") issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right of the holder of any such share of Parent Common Stock to receive one share of PPO Common Stock, and from and after the Effective Time, the holders of all of said issued and outstanding shares of Parent Common Stock shall automatically be and become holders of shares of PPO Common Stock upon the basis above specified, whether or not certificates representing such shares are then issued; and be it further

            RESOLVED, that each share of Parent Common Stock which shall be issued and held by the Corporation as a treasury share immediately prior to the Effective Time shall be converted into one share of PPO Common Stock and shall be held in the treasury of the Surviving Corporation until sooner disposed of; and be it further

            RESOLVED, that after the Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing Parent Common Stock may surrender the same to the Surviving Corporation at its offices and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of PPO Common Stock. Until so surrendered, each outstanding certificate which prior to the Effective Time of the Merger represented one or more shares of Parent Common Stock shall be deemed for all purposes to evidence ownership of an equal number of shares of PPO Common Stock; and be it further

            RESOLVED, that the members of the Board of Directors and officers of PPO immediately prior to the Effective Time of the Merger shall be the members of the Board of Directors and the corresponding officers of the Surviving Corporation immediately after the Effective Time of the Merger; and be it further

            RESOLVED, that from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of PPO, and the By-Laws of the Surviving Corporation shall be the By-Laws of PPO as in effect immediately prior to the Effective Time and


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      said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware; and be it further

            RESOLVED, that from and after the Effective Time of the Merger, the assets and liabilities of the Corporation and of PPO shall be entered on the books of the Surviving Corporation at the amounts at which they shall be carried at such time on the respective books of the Corporation and PPO, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the Merger; and, subject to such action as may be taken by the Board of Directors of the Surviving Corporation, in accordance with generally accepted accounting principles, the capital and surplus of the Surviving Corporation shall be equal to the capital and surplus of the Corporation and of PPO; and be it further

            RESOLVED, that the officers of the Corporation be, and each of them acting alone without the others hereby is, authorized, empowered and directed to take all such further actions required by law or otherwise necessary or desirable to execute all such other instruments and documents in the name and on behalf of the Corporation and to pay all such expenses and to do any and all acts and things whatsoever as they shall deem necessary or appropriate in order to carry out fully the intent and purposes of the foregoing resolutions and each of them.

            4. On October 29, 1999, the sole stockholder of the Corporation adopted the following resolutions to merge the Corporation with and into PPO:

            RESOLVED, that Six Flags Entertainment Corporation, a Delaware corporation and a wholly-owned subsidiary of this corporation ("SFEC"), merge with and into Premier Parks Operations Inc., a Delaware corporation and wholly owned subsidiary of SFEC, pursuant to the Section 253 of the General Corporation Law of the State of Delaware (the "Merger"); and be it further


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            RESOLVED, that in connection with the Merger, the proper officers of
      SFEC shall be, and they hereby are, authorized, empowered and directed to prepare, or cause to be prepared, execute, deliver and file or cause to be filed with the Office of the Secretary of State of the State of Delaware an appropriate Certificate of Ownership and Merger in the form approved by such officers, and that in connection with the Merger, the proper officers of SFEC shall be, and they hereby are, authorized, empowered and directed to take all such further actions required by law or otherwise necessary or desirable to execute all such other instruments and documents in the name and on behalf of SFEC and to pay all such expenses and to do any and all acts and things whatsoever as they shall deem necessary or appropriate in order to carry out fully the intent and purposes of the foregoing resolutions and each of them.


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Executed on November ___, 1999


                                     SIX FLAGS ENTERTAINMENT CORPORATION


                                     By:
                                        -------------------------------------
                                        Kieran E. Burke
                                        Chairman and Chief Executive Officer


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